UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2010
Wolverine World Wide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan	49351

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (616) 866-5500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 9, 2010, the Board of Directors (the “Board”) of Wolverine World Wide, Inc. (“Wolverine”) adopted Amended and Restated By-Laws (the “By-Laws”). The By-Laws became effective immediately upon their adoption by the Board. A description of the changes to the former By-Laws is provided below.
•	Advance Notice Provisions and Other Stockholder Meeting Provisions: Wolverine amended the By-Laws’ advance notice provisions and other provisions related to stockholder meetings, as described in more detail below.
•	Revised the information that a stockholder must include in a notice that it intends to present a matter (other than a director nomination) for action at a stockholder meeting to include, among other things, the text of the proposal, any substantial interest of the stockholder in the matter proposed, detailed information with respect to the stockholder’s record and beneficial ownership of Wolverine’s stock and a representation that the stockholder intends to appear in person or by proxy at the meeting to propose the business. A beneficial owner on whose behalf the matter is proposed must provide similar information. (Article II, Section 4)
•	Revised the information that a stockholder must include in a notice that it intends to nominate a director to the Board to include, among other things, detailed information with respect to the stockholder’s record and beneficial ownership of Wolverine’s stock and a representation that the stockholder intends to appear in person or by proxy at the meeting to propose the nomination. A beneficial owner on whose behalf the nomination is made must provide similar information. (Article III, Section 1)
•	Clarified that either the stockholder proponent or its qualified representative must appear at a meeting to present stockholder-proposed business or a stockholder-proposed director nominee and specified procedures for the qualification of such a stockholder representative. (Article II, Section 4; Article III, Section 1)
•	Clarified the definition of beneficial ownership for purposes of the advance notice provisions. (Article II, Section 4; Article III, Section 1)
•	Clarified that Wolverine may require a stockholder-proposed director nominee to furnish information relevant to determining whether such a nominee would be an independent director. (Article III, Section 1)
•	Electronic Transmission: Wolverine amended the By-Laws to provide that the Board or a Board committee may take action by unanimous consent in writing or by electronic transmission, and to provide that notices to directors and stockholders may be delivered by electronic transmission. (Article III, Section 8 and Section 12; Article IV, Section 1)
•	Officer Eligibility: Wolverine amended the By-Laws to remove the requirement that the Chairman of the Board, the Chief Executive Officer and the President be members of the Board before their selection. (former Article V, Section 2)
•	Record Dates: Wolverine amended the By-Laws to permit, but not require, the Board to fix one record date for determining stockholders entitled to notice of a meeting and a separate record date for determining stockholders entitled to vote at the meeting. The amended By-Laws set forth procedures and notice requirements for meetings where the notice record date differs from the voting record date as well as the procedures stockholders must follow to submit business or director nominations to be presented at a meeting if the notice and voting record dates for the meeting differ. (Article II, Section 4 and Section 5; Article III, Section 1; Article VII, Section 5)

•	Indemnification: Wolverine amended the By-Laws to clarify which persons Wolverine is obligated to indemnify and what additional indemnification rights Wolverine may grant under Section 145 of the Delaware General Corporation Law (“Section 145”). Specifically, Wolverine must, to the fullest extent permitted by Section 145, indemnify any current or past director, officer or employee of Wolverine or any director, officer or employee who served as a director, officer, employee or agent of another entity at Wolverine’s request. Wolverine may indemnify its agents, and Wolverine may grant rights to the advancement of expenses to its directors, officers, employees and agents. (Article X)
The amendments to the By-Laws also include immaterial language changes and clarifying or conforming changes. The preceding description is qualified in its entirety by reference to the Amended and Restated By-Laws of Wolverine, which are filed as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

3.1	Amended and Restated By-Laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2010	WOLVERINE WORLD WIDE, INC. (Registrant)
/s/ Kenneth A. Grady
Kenneth A. Grady
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

3.1	Amended and Restated By-Laws.

5